UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 20, 2024

CLEARWATER PAPER CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-34146	20-3594554
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

601 West Riverside Ave., Suite 1100 Spokane, WA	99201
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (509) 344-5900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock, par value $0.0001 per share	CLW	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

Asset Purchase Agreement

On February 20, 2024, Clearwater Paper Corporation (the “Company”) and Graphic Packaging International, LLC (“GPK”), a wholly owned subsidiary of Graphic Packaging Holding Company, entered into an Asset Purchase Agreement (the “Purchase Agreement”), pursuant to which, among other things, the Company will acquire certain assets (the “Transferred Assets”) of GPK’s consumer packaging business operating out of GPK’s paperboard mill and associated facilities in Augusta, Georgia (the “Mill Facility”) composed of the manufacturing, marketing and/or sale of paperboard produced at the Mill Facility (the “Transferred Business” and such acquisition and related transactions contemplated by the Purchase Agreement, the “Transaction”). The purchase price will be $700,000,000, subject to adjustments for inventory.

Pursuant to the Purchase Agreement, the Company will assume, among other things, certain liabilities to the extent relating to or arising from the Transferred Business, the Transferred Assets, and the Augusta Mill Bond Transaction (as defined in the Purchase Agreement) in the ordinary course of business, and the allocated portion of any Shared Contracts (as defined in the Purchase Agreement).

The Purchase Agreement includes an indemnity from GPK for (i) any breach of its interim and post-closing covenants, (ii) the Excluded Liabilities and (iii) Pre-Closing Environmental Liabilities (each as defined in the Purchase Agreement). GPK’s indemnity obligations with respect to Pre-Closing Environmental Liabilities and covenant breaches are subject to the limitations described in the Purchase Agreement. The Purchase Agreement also includes an indemnity from the Company for (x) any breach of its interim and post-closing covenants and (y) the Assumed Liabilities (as defined in the Purchase Agreement).

The Company and GPK each made representations and warranties and agreed to be bound by covenants and agreements in the Purchase Agreement customary for a transaction of this nature. The Company has obtained a binder for representation and warranty insurance, subject to exclusions, policy limits and certain other terms and conditions, to obtain coverage for losses that may result from a breach of certain representations and warranties made by GPK in the Purchase Agreement.

The Purchase Agreement contains pre-closing covenants, including, among other things, covenants by GPK to conduct the Transferred Business in the ordinary course of business consistent with past practice during the interim period between the date of the execution of the Purchase Agreement and the closing of the Transaction, subject to certain prohibited actions.

Each of the Company and GPK agreed to use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable federal, state or foreign antitrust or fair trade Laws (“Competition Laws”) to consummate and make effective as promptly as practicable the Transaction, including using best efforts to make all necessary filings for government clearances as soon as practicable under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (the “HSR Act”) and other Competition Laws. All filing fees with respect to such Competition Laws will be borne one-half by GPK and one-half by the Company.

The Company also agreed to use its reasonable best efforts to obtain the Debt Financing (as defined in the Purchase Agreement) on or prior to the closing of the Transaction, including using its reasonable best efforts to satisfy on a timely basis (or obtain the waiver of) all conditions and covenants applicable to the Company in the Commitment Letter and the definitive agreements with respect to the Debt Financing.

The obligation of the parties to consummate the Transaction is subject to customary closing conditions, including, among other things, applicable approvals under Competition Laws, including the expiration or termination of all applicable waiting and other time periods under the HSR Act. Assuming all of the closing conditions are met, the Company expects the Transaction to be completed in the second quarter of 2024.

The Purchase Agreement contains certain termination rights for each of the parties, including the right of either party to terminate the Purchase Agreement if: (i) the Transaction has not been consummated on or before February 20, 2025; (ii) the other party breaches any of its representations, warranties, covenants or agreements under the Purchase Agreement such that any of the conditions to closing would be incapable of being satisfied and such breach has not been cured within the applicable cure period; or (iii) any law or order issued by any governmental authority preventing or prohibiting the consummation of the Transaction has become final and non-appealable.

GPK also has a right to terminate the Purchase Agreement if (i) the conditions to closing have been satisfied, (ii) GPK has confirmed by irrevocable notice to the Company that all such conditions have been satisfied (or it is willing to waive any unsatisfied conditions) and that GPK is ready, willing and able to consummate the closing of the Transaction, (iii) the Company fails to consummate the Transaction within four (4) business days of such notice and (iv) at all times during such four (4) business day period, GPK stood ready, willing and able to close. If GPK validly terminates the Purchase Agreement because the requirements set forth in the previous sentence are satisfied, the Company is required to pay to GPK a reverse termination fee in the amount of $30,000,000 and, if paid, the payment of such reverse termination fee is the sole and exclusive remedy of GPK.

Upon the closing of the Transaction, the parties intend to enter into certain additional agreements, including, among others:

•	a Transition Services Agreement, pursuant to which GPK will provide certain services of a transitional nature to the Company; and

•	a Supply Agreement.

The foregoing description of the Purchase Agreement and the forms of agreements and exhibits attached thereto does not purport to be complete, and is qualified in its entirety by reference to the full text of the Purchase Agreement, which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

The Purchase Agreement has been included solely to provide investors with information regarding its terms. Except for its status as a contractual document that establishes and governs the legal relations between the parties thereto with respect to the transactions described in this Form 8-K, the Purchase Agreement is not intended to be a source of factual, business or operational information about the parties.

The representations, warranties, covenants and agreements made by the parties in the Purchase Agreement were made only for purposes of such agreement and are made as of specific dates. The assertions embodied in those representations and warranties were made for purposes of the Purchase Agreement and are subject to qualifications and limitations agreed to by the respective parties in connection with negotiating the terms of the Purchase Agreement. In addition, certain representations and warranties may be subject to a contractual standard of materiality different from what might be viewed as material to holders of the Company’s securities or may have been used for the purpose of allocating risk between the respective parties rather than establishing matters as facts.

Debt Financing Commitment

To support its obligations under the Purchase Agreement, the Company has obtained commitments from AgWest Farm Credit, PCA (“AgWest”), CoBank, FCB (“CoBank”) and Coöperatieve Rabobank U.A., New York Branch (“Rabobank”) pursuant to a commitment letter among the Company, AgWest, CoBank, Rabobank and any other financial institutions from time to time party thereto, dated February 20, 2024 (the “Commitment Letter”), to provide the Company, in each case subject to the satisfaction of certain customary closing conditions including the consummation of the Transaction, with (i) in the case of AgWest and CoBank, a 5-year term revolver credit facility in an aggregate principal amount of up to $270,000,000 (the “Term Revolver Facility”), via a refinancing of the Company’s existing term revolver credit agreement in the event that the required consents or amendments from the existing lenders and voting participants thereunder to effect the terms committed to by AgWest and CoBank cannot be obtained, (ii) in addition, in the case of AgWest and CoBank, a new 7-year farm credit term loan facility in the aggregate principal amount of $340,000,000 (the “Farm Credit Term Loan Facility” and, together with the Term Revolver Facility, the “Farm Credit Facilities”), (iii) in the case of Rabobank, a new 5-year commercial bank term loan facility in the aggregate principal amount of $150,000,000 (the “Commercial Bank Term Loan Facility” and, together with the Farm Credit Facilities, the “Senior Credit Facilities”), provided the maturity date of each of the Senior Credit Facilities will be, as applicable, the earlier date that is 91 days prior to the maturity date (the “Scheduled Maturity Date) in respect of the Company’s senior notes due 2028 unless the sum of (x) availability under the Company’s revolving asset-based credit facility, (y) amounts available to be borrowed under the Term Revolver Facility and (z) unrestricted cash of the Company exceeds the sum of $50 million and the outstanding principal amount of the Company’s senior notes due 2028 (or any refinancing debt thereof with a stated maturity earlier than 91 days after the Scheduled Maturity Date) and (iv) in addition, in the case of Rabobank, a $275 million revolving asset-based credit facility maturing in November 2027 (the “ABL Facility” and, together with the Senior Credit Facilities, collectively, the “Credit Facilities”) via a refinancing and replacement of the Company’s existing revolving asset-based credit facility in the event that the required amendments from the existing lenders under the Company’s existing revolving asset-based credit facility (including to permit the other contemplated debt financings) cannot be obtained.

The applicable Credit Facilities (whether constituting new credit facilities or amended credit facilities) will be fully and unconditionally guaranteed by certain of the Company’s existing and future subsidiaries (collectively, the “Guarantors”), and secured by substantially all of the personal property assets of the Company and the other Guarantors, subject to customary exceptions and limitations, and, as between the applicable Senior Credit Facilities and the applicable ABL Facility, subject to a customary intercreditor agreement expected to be substantially similar to the existing intercreditor agreement between the existing Term Revolver Facility and the existing ABL Facility.

The Commitment Letter contains indicative pricing for loans and commitments under the applicable Credit Facilities of, at the Company’s option, (i) in the case of loans under the Farm Credit Facilities, rates either based on a Term SOFR rate, a SOFR monthly variable base rate or a fixed rate or (ii) in the case of loans under the Commercial Bank Term Loan Facility or the ABL Facility, rates either based on a Term SOFR rate or an alternate base rate. Interest margins under each of the Senior Credit Facilities will be based on the Company’s consolidated leverage ratio for the relevant measurement period. In the case of the Term Revolver Facility, the interest margin may vary based on the Company’s consolidated leverage ratio between 2.25% per annum and 4.75% per annum (or, if the Commercial Bank Term Loan Facility and the Farm Credit Term Loan Facility are repaid in full, 3.65% per annum). Interest margins under the ABL Facility will be based on the availability under the ABL Facility at the same rates and levels as the Company’s existing asset-based revolving credit facility, the interest margins for which may range between 1.25% per annum and 1.75% per annum above the Term SOFR rate (or in the case of alternate base rate loans, 1.00% less than the applicable Term SOFR Rate margin). The quarterly commitment fees based on the average unused portion of the commitments under each of the Term Revolver Facility and the ABL Facility during the applicable quarter will be 0.25% per annum under the Term Revolver Facility and range between 0.25% per annum and 0.375% per annum under the ABL Facility based on the availability under the ABL Facility.

The documentation for the applicable Credit Facilities will contain affirmative and negative covenants, including, among other things, restrictions on indebtedness, investments, sales of assets, fundamental changes, prepayments of certain indebtedness, liens and dividends and other restricted payments, as well as customary events of default. The Company will also be required to comply with certain financial maintenance covenants under the applicable Credit Facilities.

Under the terms of the Commitment Letter, AgWest and Rabobank will act as lead arrangers. The Company will pay certain customary fees and expenses in connection with obtaining the facilities under the Commitment Letter.

The foregoing description of the Commitment Letter does not purport to be complete, and is qualified in its entirety by reference to the full text of the Commitment Letter, which is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

The description set forth under Item 1.01 of this Form 8-K is incorporated by reference herein in its entirety.

Forward-Looking Statements

The Company’s disclosure in this report contains, in addition to historical information, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed transaction between GPK and the Company. All statements, other than historical facts, including statements regarding the expected timing and structure of the proposed transaction; the ability of the parties to complete the proposed transaction considering the various closing conditions; and any assumptions underlying any of the foregoing, are forward-looking statements. Words such as “anticipate,” “expect,” “intend,” “plan,” “target,” “project,” “believe,” “schedule,” “estimate,” “may,” and similar expressions are intended to identify such forward-looking statements. Forward-looking statements are based upon current plans, estimates and expectations that are subject to risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved. Important factors that could cause actual results to differ materially from such plans, estimates or expectations include, among others, (1) that one or more closing conditions to the transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise; (2) the risk that the proposed transaction may not be completed in the time frame expected by the Company, or at all; (3) unexpected costs, charges or expenses resulting from the proposed transaction; (4) the risk that stockholder litigation in connection with the proposed transaction or other settlements or investigations may affect the timing or occurrence of the proposed transaction or result in significant costs of defense, indemnification and liability; and (5) other risk factors as detailed from time to time in the Company’s reports filed with the SEC, including the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, periodic quarterly reports on Form 10-Q, periodic current reports on Form 8-K and other documents filed with the SEC. The foregoing list of important factors is not exclusive. Undue reliance should not be placed on such forward-looking statements, as such statements speak only as of the date on which they are made and the Company undertakes no obligation to update such statements, except as may be required by law.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibit Index

Exhibit	Description

2.1	Asset Purchase Agreement, dated February 20, 2024, by and between Graphic Packaging International, LLC and Clearwater Paper Corporation.*

10.1	Commitment Letter, dated February 20, 2024, among Clearwater Paper Corporation, AgWest Farm Credit, PCA, CoBank, FCB, Coöperatieve Rabobank U.A., New York Branch and any other financial institutions from time to time party thereto.

104	Cover Page Interactive Data file (formatted as Inline XBRL).

*

Certain schedules, annexes and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of such schedules, annexes and exhibits, or any section thereof, to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 20, 2024

CLEARWATER PAPER CORPORATION

By:	/s/ Michael S. Gadd
Michael S. Gadd, Corporate Secretary